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                                                                   Exhibit 10.7

                               FINANCING AGREEMENT
                               -------------------



                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)


                                       AND


                            CERION TECHNOLOGIES INC.

                                  (AS BORROWER)


                             DATED: MARCH 7, 1997





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



                                TABLE OF CONTENTS
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                                                             PAGE
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
SECTION  1.  Definitions . . . . . . . . . . . . . . . . . .  2

SECTION  2.  Conditions Precedent  . . . . . . . . . . . . .  8

SECTION  3.  Revolving Loans . . . . . . . . . . . . . . . .  12

SECTION  4.  [Reserved] . . . . . . . . . . . . . . . . . . . 15

SECTION  5.  Letters of Credit . . . . . . . . . . . . . . .  15

SECTION  6.  Collateral . . . . . . . . . . . . . . . . . . . 18

SECTION  7.  Representations, Warranties and Covenants . . .  21

SECTION  8.  Interest, Fees and Expenses . .. . . . . . . . . 28

SECTION  9.  Powers. . . .. .. .. . . . . . . . . . . . . . . 29

SECTION 10.  Events of Default and Remedies.  . . . . . . . . 30

SECTION 11.  Termination   . . . . . . . . . . . . . . . . .  32

SECTION 12.  Miscellaneous . .  . . . . . . . . . . . . . . . 35




EXHIBITS
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       NONE


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         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation,
(hereinafter, "CITBC") with offices located at 10 South LaSalle Street, 22nd Floor, Chicago, Illinois 60603, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, advances and other financial accommodations to CERION TECHNOLOGIES INC. (hereinafter, the "Company"), a Delaware corporation with a principal place of business at 1401 Interstate Drive, Champaign, Illinois 61821.

SECTION 1.  DEFINITIONS
            -----------

ACCOUNTS shall mean all of the Company's now existing and future: (A) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (B) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (C) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (D) reserves and credit balances arising hereunder; (E) guarantees or collateral for any of the foregoing; (F) insurance policies or rights relating to any of the foregoing; and (G) cash and non-cash proceeds of any and all the foregoing.

ANNIVERSARY DATE shall mean the date occurring one year from the date hereof and the same date in every year thereafter.

AVAILABILITY shall mean at any time of determination, the excess of (A) the Borrowing Base at such time, over (B) the sum at such time of I) the outstanding aggregate amount of all Obligations, II) the Availability Reserve and III) after the occurrence of an Event of Default, all payments of the Company to CITBC coming due within sixty (60) days from the date of computation.

AVAILABILITY RESERVE shall mean, at any time of determination, the sum of (A) the then outstanding amount of all Letters of Credit, (B) unless and until the Company provides CITBC with evidence of credit insurance covering the Trace Receivable in form and substance satisfactory to CITBC and the Company assigns to CITBC the Company's right to receive the proceeds of such credit insurance, an amount equal to $500,000.00, (C) the sum of three (3) months rental payments on all of the Company's leased premises for which the Company has not delivered to CITBC a landlord's waiver in form and substance satisfactory to CITBC, and
(D) such other reserves as CITBC, in its sole discretion, deems necessary from time to time.

BORROWING BASE shall mean the lesser of (A) the Line of Credit or
(B) the sum of I) Eligible Accounts Receivable multiplied by



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eighty-five percent (85%), and II) the lesser of x) Eligible Inventory multiplied by fifty percent (50%) or y) $500,000.

BUSINESS DAY shall mean any day on which both CITBC and Chase Manhattan Bank are open for business.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the consolidated balance sheet of the Company.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

CHASE MANHATTAN RATE shall mean the rate of interest per annum announced by Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

COLLATERAL shall mean all real and personal property in which the Company has or obtains rights, wherever located, including, without limitation, present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Investment Property, Other Collateral and Real Estate of the Company.

COLLATERAL MANAGEMENT FEE shall mean the sum of $10,000.00 per annum which shall be paid to CITBC in accordance with paragraph 8 of Section 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations and analyzing and evaluating the Collateral.

COMMITMENT LETTER shall have the meaning provided for in paragraph (l) of
Section 2 of this Financing Agreement.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Company and the consolidated subsidiaries of the Company, if any, eliminating all inter-company transactions and prepared in accordance with GAAP.

CUSTOMARILY PERMITTED LIENS shall mean: (A) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed $100,000.00 at any one time; (B) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with

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respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (C) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and (D) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to CITBC herewith; and

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: (A) two and one-quarter percent (2.25%) and (B) the Chase Manhattan Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in paragraph 2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNT shall mean those accounts owned by CITBC and designated for the deposit of proceeds of Collateral.

DOCUMENTATION FEE shall mean CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the third (3rd) Anniversary Date.

EARLY TERMINATION FEE shall: (A) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the third Anniversary Date; and (B) be the product obtained by multiplying I)

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the lesser of x) $7,500,000 or y) the Borrowing Base as of the Early
Termination Date, times II) either x) two percent (2%), if the Early Termination Date occurs on or prior to the first Anniversary Date, or y) one percent (1%), if the Early Termination Date occurs after the first Anniversary Date but prior to the third Anniversary Date.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's accounts receivable that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in its sole discretion, LESS, without duplication, the sum of (A) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (B) reserves for: I) sales to the United States of America or to any agency, department or division thereof; II) foreign sales, other than that portion of foreign sales not exceeding $2,500,000 in the aggregate at any one time x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, and which sales otherwise comply with all other criteria for eligibility hereunder or y) for which the Company has procured credit insurance in form and substance satisfactory to CITBC and has assigned to CITBC the Company's right to receive the proceeds of such credit insurance; III) accounts that remain unpaid more than ninety (90) days from invoice date; IV) contras; V) sales to any subsidiary of the Company, or to any other company affiliated with the Company in any way;
VI) bill and hold (deferred shipment) or consignment sales; VII) sales to any customer which is w) insolvent, x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or z) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; VIII) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date; IX) any other reason deemed necessary by CITBC in its sole discretion.

ELIGIBLE INVENTORY shall mean the gross amount of the Company's inventory of raw materials, valued at the lower of cost or market on a first-in, first-out ("FIFO") basis in accordance with GAAP, which (A) conform to the warranties contained herein and (B) at all times continue to be acceptable to CITBC in its sole discretion, LESS the value of goods not present in the United States of America, goods to be returned to the Company's suppliers and goods in transit to third parties (other than the Company's agents or warehouses), and LESS the value of any reserves with respect to the Inventory deemed necessary by CITBC in its sole discretion.


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EQUIPMENT shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of Illinois and shall include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (A) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets (other than Inventory), or (B) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INVENTORY shall mean all of the Company's present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

INVESTMENT PROPERTY shall mean all of the Company's present and hereafter acquired securities, securities entitlements, securities accounts and other investment property, as such terms are defined in the Uniform Commercial Code as in effect in the State of Illinois.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.


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LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of
CITBC by the Issuing Bank for or on behalf of the Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company under paragraph 3 of Section 8 of this Financing Agreement for (A) issuing the Letter of Credit Guaranty or (B) otherwise aiding the Company in obtaining Letters of Credit.

LINE OF CREDIT shall mean the commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement and to assist the Company in obtaining Letters of Credit under Section 5 of this Financing Agreement in the aggregate amount equal to $7,500,000.

LINE OF CREDIT FEE shall: (A) mean the fee due CITBC at the end of each month for the Line of Credit, and (B) be determined by multiplying the difference between I) the Line of Credit and II) the average daily amount of Revolving Loans and Letters of Credit outstanding for said month, by three-eighths of one percent (0.375%) per annum for the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of paragraph 7 of Section 8 of this Financing Agreement.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement

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or undertaking which CITBC may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean: (A) all now owned and hereafter acquired deposit accounts maintained by or on behalf of the Company with any bank or financial institution; (B) all of the Company's cash and other monies and property in the possession or control of CITBC; (C) all of the Company's book's, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fees relating thereto, any amounts paid by, incurred by or charged to, CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, title insurance premiums, real estate survey costs, the Georgia General Intangible Tax, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in paragraph 3 of Section 10 of this Financing Agreement.

PERMITTED ENCUMBRANCES shall mean: (A) liens expressly permitted, or consented to, by CITBC; (B) Purchase Money Liens; (C) Customarily Permitted Liens; (D) liens granted CITBC by the Company; (E) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); and (F) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not I) other than with respect to Real Estate, senior to the liens of CITBC or II) for taxes due the United States of America.


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PERMITTED INDEBTEDNESS shall mean: (A) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (B) the indebtedness secured by the Purchase Money Liens; (C) indebtedness arising under the Letters of Credit and this Financing Agreement; (D) deferred taxes and other expenses incurred in the ordinary course of business; and (E) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (A) each such lien shall attach only to the property to be acquired, (B) a description of the property so acquired is furnished to CITBC, and (C) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $10,000 in any fiscal year.

REAL ESTATE shall mean the Company's fee and/or leasehold interests in the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

TANGIBLE NET WORTH shall mean the the excess of (A) total assets less intangible assets, over (B) total liabilities net of subordinated debt, all determined in accordance with GAAP on a basis consistent with the latest audited statements.

TRACE RECEIVABLE shall mean any and all existing and future Accounts from Trace Storage Technologies Inc. or any affiliate thereof.

SECTION 2.  CONDITIONS PRECEDENT
            --------------------

         The obligation of CITBC to execute this Financing Agreement and to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

(A) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

(B) CASUALTY INSURANCE - The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.

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(C) MORTGAGES/DEEDS OF TRUST - The Company shall have executed and delivered to either CITBC or an agent of CITBC or of a title insurance company acceptable to CITBC such mortgages and deeds of trust as CITBC may reasonably require to obtain first liens on the Real Estate.

(D) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(E) TITLE INSURANCE POLICIES - CITBC shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (I) be in an amount satisfactory to CITBC; (II) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CITBC; (III) name CITBC as the insured thereunder; and (IV) contain such endorsements and effective coverage as CITBC may reasonably request, including without limitation the revolving line of credit endorsement. CITBC shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

(F) SURVEYS - CITBC and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "TITLE INSURANCE COMPANY") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CITBC and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CITBC and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: I) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or

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boundary of such property; II) the lines of streets abutting the sites and width thereof; III) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; IV) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; V) any encroachments on any adjoining property by the building structures and improvements on the sites; and
VI) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall be certified to CITBC and the Title Insurance Company and contain a legend reciting as to whether or not the site is located in a flood zone.

(G) EXAMINATION & VERIFICATION- CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Company.

(H) OPINIONS - Counsel for the Company shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to I) the filing, priority and remedies provisions of the Uniform Commercial Code, II) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, III) the equity powers of a court of law and IV) such other matters as may be agreed upon with CITBC, all documents of the Company are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound.

(I) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.

(J) MINIMUM AVAILABILITY AND CASH BALANCE - The Company shall provide CITBC with documentation evidencing that, as of the date hereof, I) the Company has not less than $5,000,000 in cash (or cash equivalents) on its consolidated balance sheet, and II) the Availability is not less than the greater of x) $3,000,000.00 less 85% of the face amount of the Trace Receivable then outstanding or y) $2,100,000.

(K) CONTROL AGREEMENT WITH BROKER - The Company, CITBC and the Company's stockbroker shall have entered into an agreement, in form and substance satisfactory to CITBC, regarding the control of the Company's investment account(s).

(L) CITBC COMMITMENT LETTER - The Company has fully complied, to the satisfaction of CITBC, with all of the terms and conditions of

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the commitment letter, dated February 5, 1997 (the "Commitment Letter"), issued by CITBC to, and accepted by, the Company.

(M) ENVIRONMENTAL REPORT - CITBC shall have received environmental audit reports on I) all of the Company's fee interests, and II) the Company's waste disposal practices. The reports must be satisfactory to CITBC and not disclose or indicate any liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

(N) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of I) this Financing Agreement, and II) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(O) CORPORATE ORGANIZATION - CITBC shall have received I) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, II) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company, and III) an original good standing certificate (or equivalent document) issued by the Secretary of State of Illinois.

(P) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that I) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, II) the Company is in compliance with all of the terms and provisions set forth herein, and (III) no Event of Default or Default has occurred.

(Q) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.

(R) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no I) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government, II) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement, or III) suit, action, investigation or proceeding (judicial or administrative) pending or threatened

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



against the Company or its assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, or financial condition of the Company or any of the Collateral.

(S) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

(T) COLLECTION ACCOUNTS; PAYMENT DIRECTION - CITBC shall have established a lockbox and opened a bank account in its name for the collection of the Company's Accounts and the deposit of the proceeds of the Collateral, and CITBC, the Company and the depository bank shall have entered into an agreement in form and substance satisfactory to CITBC regarding the administration and control of such lockbox and bank account. In addition, the Company shall have provided CITBC with satisfactory evidence that the Company has directed its account debtors to send payments on all Accounts directly to such lockbox.

(U) CREDIT INSURANCE FOR TRACE RECEIVABLE - As a condition precedent to the making of any Revolving Loan or the issuance of any Letter of Credit Guaranty by CITBC under this Financing Agreement (but not the execution of this Financing Agreement by CITBC), the Company shall obtain credit insurance covering the Trace Receivable in form and substance satisfactory to CITBC, and all proceeds thereof shall be assigned to CITBC.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS
            ---------------

1. Subject to the terms and conditions of this Financing Agreement, and subject to CITBC's right to make "overadvances", CIT agrees to make loans and advances to the Company on a revolving basis from time to time (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans) in the aggregate principal amount not exceeding at any one time the Borrowing Base. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. In no event shall CITBC have an obligation to make any loans or advances to the Company which would exceed the Availability as of the date such request is made. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

2. In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

3. The Company hereby represents and warrants that: (A) each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (B) the Inventory being sold and the Accounts created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (C) the invoices evidencing such Accounts are in the name of the Company; and (D) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has advised CITBC pursuant to paragraph 5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

4. The Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense, however, such privilege shall (A) terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, (B) at the election of CITBC, terminate upon written notice from CITBC to the Company. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for CITBC, separate from the Company's own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the Depository Accounts. All amounts received by CITBC in payment of Accounts will be credited to the Company's accounts upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

5. The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that
(A) an Event of Default has occurred, (B) CITBC has declared all outstanding Obligations immediately due and payable and (C) all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CITBC's name and held by the Company for CITBC's account as owner and assignee.

6. CITBC shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

8. In the event that either (A) the aggregate amount of all Obligations and Letters of Credit outstanding at any time exceeds the Borrowing Base, or (B) the Availability is ever less than zero, the Company shall immediately prepay the Revolving Loans by an amount equal to such excess, in the case of (A), or by an amount sufficient to cause the Availability to exceed zero, in the case of (B).

SECTION 4.  [RESERVED]

SECTION 5.  LETTERS OF CREDIT
            -----------------

         In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of imported Inventory, Equipment or for any other reason acceptable to CITBC, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

1. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC, PROVIDED, HOWEVER, that (A) in no event may the aggregate amount of all such outstanding Letters of Credit exceed, in the aggregate, at any one time $1,000,000, (B) the amount of any Letter of Credit to be issued shall not exceed the Availability as of the date of the issuance thereof, (C) the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the Company, CITBC and the Issuing Bank, and (D) the initial expiration date of any Letter of Credit shall not be more than one year from the date of the issuance thereof.

2. CITBC shall have the right, without notice to the Company, to charge the Company's account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of (A) payment by CITBC under the Letters of Credit Guaranty, or (B) the declaration by CITBC, after the occurrence of an Event of Default, that all outstanding Obligations are immediately due and payable. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in
Section 8, paragraph 1 of this Financing Agreement.

3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

4. CITBC shall not be responsible for: (A) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (B) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (C) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(D) the time, place, manner or order in which shipment is made; (E) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (F) any deviation from instructions; (G) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (H) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

5. The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof but subject to paragraph 6 below, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

6. Without CITBC's express consent and endorsement in writing, the Company agrees: (A) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (B) after the occurrence of an Event of Default which is not waived by CITBC, not to I) clear and resolve any questions of non-compliance of documents, or II) give any instructions as to acceptances or rejection of any documents or goods.

7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL
            ----------

1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of the Collateral, including, without limitation, all of its:

(A)      present and hereafter acquired Inventory;

(B)      present and hereafter acquired Equipment;

(C)      present and future Accounts;

(D)      present and future Documents of Title;

(E)      present and future General Intangibles;

(F)      present and future Investment Property;

(G)      present and future Other Collateral; and

(H)      Real Estate.

2. The security interests granted hereunder shall extend and attach to:

(A) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

(B) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

(C) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

3. The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Inventory may only be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC by deposit in the Depository Accounts. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

4. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless the Company first obtains the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, PROVIDED, HOWEVER, that (A) the then book value of the Equipment so disposed of does not exceed $250,000 in the aggregate in any fiscal year and $500,000 in the aggregate during the term of this Financing Agreement, (B) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, PROVIDED, HOWEVER, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

8. This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by a mortgage, deed of trust or assignment on the Real Estate.

9. The Company shall give to CITBC from time to time such mortgage, deed of trust or assignment on the Real Estate or real estate acquired after the date hereof as CITBC shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CITBC.

10. The Company shall give to CITBC from time to time such pledge or security agreements with respect to General Intangibles and capital stock of any subsidiary of the Company as CITBC shall require to obtain valid first liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS
            -----------------------------------------

1. The Company hereby warrants and represents and/or covenants that: (A) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (B) the Company is generally able to pay its debts as they become due and payable; and (C) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC except as otherwise permitted in paragraph 4 of Section 6 of this Financing Agreement.

2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. The Company agrees that CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

3. The Company agrees to execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: (A) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (B) cooperating with CITBC's agents and employees; (C) keeping Collateral records; (D) transferring proceeds of Collateral to CITBC's possession; and (E) performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

5. (A) The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Real Estate,

Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty
(30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(B) I) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Company's Revolving Loan and then reduce any of the other Obligations.

II) In the event any part of the Company's Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $250,000.00, CITBC shall promptly apply such Proceeds to reduce the Company's outstanding balances under the Revolving Loan account.

III) As long as an Event of Default has not occurred (which is not waived), the Company has sufficient business interruption insurance to replace the lost profits of any of the Company's facilities, and the Proceeds are in excess of $250,000.00, the Company may elect (by delivering written notice to CITBC) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

IV) If the Company elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, x) proceeds of insurance on Equipment and Real Estate in excess of $250,000.00 will be applied to the reduction of the Revolving Loans of the Company and y) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause x) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Company shall provide CITBC with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder
(A) for taxes due the United States of America or (B) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

7. The Company: (A) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; and (B) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this paragraph 7 if I) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, II) the Company promptly commences and diligently pursues a cure of such breach and III) such failure is cured within ten (10) Business Days following the Company's receipt of notice of such failure.

8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC: (A) within ninety (90) days after the end of each fiscal year of the Company, I) a Consolidated Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries of the Company (if any) for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC, and II) a copy of the Company's Form 10- K annual report for such fiscal year which the Company files with the Securities Exchange Commission; (B) within sixty (60) days after the end of each fiscal quarter, I) a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries of the Company (if any) for such period, certified by an authorized financial or accounting officer of the Company, and
II) a copy of the Company's Form 10-Q quarterly report for such period which the Company files with the Securities Exchange Commission; (C) within thirty (30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries of the Company (if any) for such period, certified by an authorized financial or accounting officer of the Company; and (D) from time to time, such further information regarding the business affairs and financial condition of the Company as CITBC may reasonably request, including without limitation annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (A) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (B) during the particular accounting period I) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement (PROVIDED, HOWEVER, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate), and II) the Company has not received any notice of cancellation with respect to its property insurance policies; and
(C) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

9. The Company shall maintain at all times during the periods below, determined as of the end of each calendar month during such period, a Tangible Net Worth of not less than:



         APPLICABLE PERIOD                         MINIMUM NET WORTH
         -----------------                         -----------------

From the date hereof through
 March 31, 1997                                    $15,000,000.00
For the month of April, 1997                       $14,500,000.00
For the month of May, 1997                         $14,250,000.00
For the month of June, 1997                        $14,000,000.00
From July 1, 1997 though
 August 31, 1997                                   $13,500,000.00
For the month of September, 1997                   $13,000,000.00
For the month of October, 1997                     $12,500,000.00
For the month of November, 1997                    $12,250,000.00
For the month of December, 1997
 and each calendar month thereafter                $12,000,000.00


10. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

(A) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

(B) Incur or create any Indebtedness other than the Permitted Indebtedness;

(C) Borrow any money on the security of the Company's Collateral from sources other than CITBC;

(D) Sell, lease, assign, transfer or otherwise dispose of I) Collateral, except in the ordinary course of the Company's business and as otherwise specifically permitted by this Financing Agreement, or II) either all or substantially all of the Company's assets, which do not constitute Collateral;

(E) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

(F) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(G) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest of the Company, of any class whatsoever, whether now or hereafter outstanding; or

(H) Make advances or loans to, or investments in, any firm, entity, person or corporation in excess of $20,000 in the aggregate outstanding at any time.

11. Without the prior written consent of CITBC, the Company will not: (A) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any fiscal year would exceed $80,000; or (B) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

(A) $5,285,000.00 for the fiscal year ending December 31, 1997;

(B) $4,000,000.00 for the fiscal year ending December 31, 1998; and

(C) $3,600,000.00 for the fiscal year ending December 31, 1999 and for each fiscal year thereafter.

12. The Company agrees to advise CITBC in writing of: (A) all expenditures (actual or anticipated) in excess of $25,000.00 for I) environmental clean-up,
II) environmental compliance or III) environmental testing and the impact of said expenses on the Company's Working Capital; and B) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices if so required.

13. Without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company.

SECTION 8.  INTEREST, FEES AND EXPENSES
            ---------------------------

1. Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to eight and one-half percent (8.50%) per annum on the average of the net balances owing by the Company to CITBC in the Company's account at the close of each day during such month. This rate of interest is based on the eight and one-quarter percent (8.25%) per annum Chase Manhattan Rate as of March 6, 1997. In the event of any change in said Chase Manhattan Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one-quarter of one percent (0.25%) above the Chase Manhattan Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

2.       [RESERVED]

3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half percent (1.50%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit. The rate hereunder shall be calculated based on a 360-day year.

4. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

5. The Company shall reimburse or pay CITBC, as the case may be, for (A) all Out-of-Pocket Expenses of CITBC and (B) any applicable Documentation Fee.

6. Upon the last Business Day of each month, commencing with March 31, 1997, the Company shall pay CITBC the Line of Credit Fee.

7. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loan, the Company shall pay to CITBC a Loan Facility Fee in the amount of $75,000, $37,500 of which was paid to CITBC by the Company in connection with the Company's acceptance of the Commitment Letter and the balance of which is due and payable upon execution of this Financing Agreement.

8. Upon the execution of this Financing Agreement and on each Anniversary Date thereafter, the Company shall pay to CITBC the Collateral Management Fee.

9. Upon the occurrence of an Event of Default, the Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral which shall be in addition to the Collateral Management Fee.

10. The Company hereby authorizes CITBC to charge the Company's accounts with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9.  POWERS
            ------

         The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

(A) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(B) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

(C) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

(D) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

(E) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (B), (D) and (E) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

(A) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

(B) the failure of the Company to generally meet debts as they mature;

(C) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

(D) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between the Company or CITBC, provided that such Default by the Company of any of the warranties, representations or covenants referred in this sub-paragraph (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CITBC's satisfaction for a period of ten (10) Business Days from the date of such Default;

(E) breach by the Company of any warranty, representation or covenant of Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, 9, 10, 11 and 13;

(F) failure of the Company to pay any of the Obligations on the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's account on the due date thereof; or

(G) the Company shall I) engage in any "prohibited transaction" as defined in ERISA, II) have any "accumulated funding deficiency" as defined in ERISA, III) have any "reportable event" enumerated in subsection c(1), c(5), c(6) or c(13) of Section 4303 of ERISA, or have any other "reportable event" and fail to give CITBC prompt written notice thereof, IV) terminate any Plan, as defined in ERISA or V) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this sub-paragraph (g) such event or condition x) remains uncured for a period of thirty (30) Business Days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company.

2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in paragraph 1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make revolving loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's reasonable satisfaction within the applicable grace period or Event of Default is waived by CITBC and at the option of CITBC upon the occurrence of an Event of Default: (A) all Obligations shall become immediately due and payable; (B) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraphs one and two of Section 8 of this Financing Agreement provided I) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10 and II) the Company has failed to cure the Event of Default within ten (10) Business Days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 10; and (C) CITBC may immediately terminate this Financing Agreement upon notice to the Company, PROVIDED, HOWEVER, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (A) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to I) accelerate or extend the time of payment, II) settle, compromise, release in whole or in part any amounts owing on any Accounts and III) issue credits in the name of the Company or CITBC; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (D) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of CITBC thereto.

SECTION 11. TERMINATION
            -----------

     Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of the third or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, PROVIDED, HOWEVER, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement and the Line of Credit at any time upon at least sixty (60) days' prior written notice to CITBC; PROVIDED, HOWEVER, that if such termination is on a date other than the third Anniversary Date or any subsequent Anniversary Date, the Company shall pay to CITBC, immediately on demand, the Early Termination Fee, unless such termination occurs in connection with a sale of all or substantially all of the capital stock or assets of the Company which results in the repayment in full of all Obligations, in which case no Early Termination Fee shall be owed by the Company to CITBC. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent, including contingent Obligations with respect to Letters of Credit outstanding at the time of termination. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS
             -------------

1. The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

5. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three Business Days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(A)      if to CITBC, at:

                  The CIT Group/Business Credit, Inc.
                  10 South LaSalle Street, 22nd Floor
                  Chicago, Illinois 60603
                  Attn: Regional Manager
                  Telecopier No. (312) 443-0139

(B)      if to the Company at:

                  1401 Interstate Drive
                  Champaign, Illinois 61821
                  Attn: Richard A. Clark, Vice
                            President-Finance and CFO
                  Telecopier No. (217) 359-3702

         with a copy to:

                  Erwin, Martinkus, Cole & Ansel
                  411 W. University Avenue
                  Champaign, Illinois 61820
                  Attn: Sam Erwin, Esq.
                  Telecopier No. (217) 351-4314

or to such other address as any party may designate for itself by like notice.

7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date set forth above.


                                     THE CIT GROUP/BUSINESS CREDIT, INC.



                                     By:/s/ Jim Anderson
                                           -------------------------------
                                     Title:  Vice President



                                     CERION TECHNOLOGIES INC.



                                     By:/s/Richard A. Clark
                                           -------------------------------
                                     Title: Vice President/Finance

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